Exhibit 23.1 - Consent of Independent Public Accountants
            --------------------------------------------------------


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Registration Statement and Prospectus of Simtek Corporation of our report dated February 2, 2000, accompanying the consolidated financial statements of Simtek Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
June 26, 2000